Exhibit 10.1

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of December 11, 2020, between Trinity Capital Inc., a Maryland corporation (together with any successor entity thereto, the “Company”), and Keefe, Bruyette & Woods, Inc., a Delaware corporation, as the initial purchaser/placement agent (“KBW”), for the benefit of KBW and the Holders (as defined below).

This Agreement is made pursuant to the Purchase/Placement Agreement, dated as of December 4, 2020 (the “Purchase/Placement Agreement”), between the Company and KBW, in connection with the sale and purchase or placement of an aggregate principal amount of $50.0 million of the Company’s 6.00% Convertible Notes due 2025 (the “Notes”). The Notes will be convertible into shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), cash, and/or a combination of cash and the Shares, as set forth in the Indenture (as defined below) and in accordance with the terms of the Notes. In order to induce KBW to enter into the Purchase/Placement Agreement, the Company has agreed to provide the registration rights provided for in this Agreement to the Holders. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase/Placement Agreement.

The parties hereto hereby agree as follows:

1.	DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

Accredited Investor Notes: The Notes initially sold by the Company to “accredited investors” (within the meaning of Rule 501(a) promulgated under the Securities Act).

Accredited Investor Shares: The Shares received upon the conversion of Accredited Investor Notes.

Action: As defined in Section 6(a) hereof.

Affiliate: As to any specified Person, as defined in Rule 12b-2 under the Exchange Act.

Agreement: As defined in the preamble.

Board of Directors: The board of directors of the Company.

Business Day: With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

Bylaws: The Bylaws of the Company, adopted as of September 27, 2019, as amended from time to time.

Closing Date: December 11, 2020 or such other time or such other date as KBW and the Company may agree.

Commission: The U.S. Securities and Exchange Commission.

Common Stock: As defined in the Preamble.

Company: As defined in the preamble.

Company Charter: The Articles of Amendment and Restatement of the Company, adopted as of November 6, 2019, as amended from time to time.

Controlling Person: As defined in Section 6(a) hereof.

End of Suspension Notice: As defined in Section 5(b) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

FINRA: The Financial Industry Regulatory Authority.

Holder: means either a Shareholder or Noteholder.

Indemnified Party: As defined in Section 6(c) hereof

Indemnifying Party: As defined in Section 6(c) hereof.

Indenture: The Indenture, dated as of January 16, 2020, by and between the Company and the Trustee, as supplemented by the Second Supplemental Indenture, pursuant to which the Notes are to be issued, as such Indenture may be amended or supplemented from time to time in accordance with the terms thereof.

Information: As defined in Section 9(o) hereof.

IPO: An initial public offering of the Company’s equity or equity-linked securities by the Company and a listing of the Common Stock on a National Securities Exchange.

Issuer Free Writing Prospectus: As defined in Section 2(c) hereof.

JOBS Act: The Jumpstart Our Business Startups Act of 2012, as amended, and the rules and regulations promulgated by the Commission thereunder.

KBW: As defined in the preamble.

Liabilities: As defined in Section 6(a) hereof.

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National Securities Exchange: The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, or any similar national securities exchange.

Notes: As defined in the preamble.

Noteholder: Each record owner of any Registrable Notes from time to time.

Notes Shelf Registration Statement: As defined in Section 2(b) hereof.

Person: An individual or a corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

Proceeding: An action (including a class action), claim, suit or proceeding (including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.

Prospectus: The prospectus included in any Resale Registration Statement, including any preliminary prospectus at the applicable “time of sale” within the meaning of Rule 159 under the Securities Act, and all other amendments and supplements to any such prospectus, including post-effective amendments to the applicable Resale Registration Statement, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

Purchase/Placement Agreement: As defined in the preamble.

Purchaser Indemnitee: As defined in Section 6(a) hereof.

Registrable Notes: Each Note, until the earliest to occur of (a) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with a Resale Registration Statement relating to it, (b) the date on which such Note does not bear a restricted CUSIP number and is sold pursuant to Rule 144 under the Securities Act (or any similar provision then in effect) or is freely saleable, without condition, pursuant to Rule 144 (or any similar provision then in effect) under circumstances in which any legend borne by such Note relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company or pursuant to the Indenture and (c) the date on which such Note ceases to be outstanding.

Registrable Securities: means Registrable Notes and Registrable Shares.

Registrable Shares: means (i) the Rule 144A Shares, the Regulation S Shares, and the Accredited Investor Shares, upon original issuance thereof, and at all times subsequent thereto, including upon the transfer thereof by the original holder or any subsequent holder and (ii) any shares or other securities of the Company issued in respect of any Registrable Shares by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for, or conversion or replacement of, any such Registrable Shares, or any combination of shares, recapitalization, merger or consolidation, or any other equity securities of the Company issued pursuant to any other pro rata distribution with respect to the Common Stock, until, in the case of any such share of Common Stock or any such share or other security, the earliest to occur of: (a) the date on which the resale of such share of Common Stock or such share or other security has been registered pursuant to the Securities Act and it has been disposed of in accordance with the Resale Registration Statement relating to it; (b) the date on which such share of Common Stock or such share or other security (1) has been transferred pursuant to Rule 144 (or any similar provision then in effect) or is freely saleable, without condition, pursuant to Rule 144 (or any similar provision then in effect), including any current public information requirements (and the Holder of such share of Common Stock or such share or other security beneficially owns less than 1.0% of the outstanding Common Stock or of the outstanding shares or other securities, as the case may be), and (2) is listed for trading on a National Securities Exchange; and (c) the date on which such share of Common Stock or such share or other security is sold to the Company or otherwise ceases to be outstanding.

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Registration Expenses: Any and all fees and expenses incident to the performance of or compliance with this Agreement, including, without limitation: (a) all Commission, securities exchange, FINRA or other registration, listing, inclusion and filing fees; (b) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees, and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Securities, the preparation of a blue sky memorandum, and compliance with the rules of FINRA); (c) all expenses in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Resale Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement; (d) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on any securities exchange pursuant to Section 4(m) hereof; (e) the fees and disbursements of counsel for the Company and of the independent registered public accounting firm of the Company (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to the performance of this Agreement); (f) reasonable and documented fees and disbursements of counsel to the Holders, with respect to a review of the Resale Registration Statement and other offering arrangements for the Holders (such counsel, “Review Counsel”) in an amount not to exceed, in the aggregate, $75,000; and (g) any fees and disbursements customarily paid by issuers in connection with offerings, sales and issuances of securities (including the fees and expenses of any experts retained by the Company in connection with any Resale Registration Statement); provided, however, that Registration Expenses shall exclude any and all brokers’ or underwriters’ discounts and commissions, transfer taxes, and transfer fees relating to the sale or disposition of Registrable Securities by a Holder, and the fees and expenses of any counsel to the Holders, except as provided for in clause (f) above.

Regulation S: Regulation S (Rules 901-905) promulgated by the Commission under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such regulation.

Regulation S Notes: The Notes initially sold by the Company to KBW and resold by KBW pursuant to the Purchase/Placement Agreement to “non-U.S. persons” (in accordance with Regulation S) in an “offshore transaction” (in accordance with Regulation S).

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Regulation S Shares: The Shares received upon the conversion of Regulation S Notes.

Resale Registration Statement: Any registration statement of the Company filed or confidentially submitted with the Commission under the Securities Act, including any Notes Shelf Registration Statement and any Shares Shelf Registration Statement, that covers the resale of Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

Review Counsel: As defined in clause (f) of the definition for “Registration Expenses.”

Rule 144A notes: The Notes initially sold by the Company to KBW and resold by KBW pursuant to the Purchase/Placement Agreement to “qualified institutional buyers” (as such term is defined in Rule 144A).

Rule 144A Shares: The Shares received upon the conversion of Rule 144A Notes.

SEC Guidance: Means (i) any publicly available written or oral interpretations, questions and answers, guidance and forms of the Commission, (ii) any oral or written comments, requirements or requests of the Commission or its staff, (iii) the Securities Act and the Exchange Act and (iv) any other rules, bulletins, releases, manuals and regulations of the Commission.

Second Supplemental Indenture: The Second Supplemental Indenture, dated as of December 11, 2020, by and between the Company and Trustee, pursuant to which the Notes are to be issued.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder. Any reference to a “Rule” number herein, unless otherwise specified, shall be a reference to such Rule number promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Shares: As defined in the preamble.

Shareholder: Each record owner of any Registrable Shares from time to time.

Shares Shelf Registration Statement: As defined in Section 2(a) hereof.

Suspension Event: As defined in Section 5(b) hereof.

Suspension Notice: As defined in Section 5(b) hereof.

Trustee: means U.S. Bank National Association.

Underwritten Offering: A sale of Registrable Securities to an underwriter or underwriters for reoffering to the public, including a “block trade” or other similar transaction.

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2.	REGISTRATION RIGHTS

(a)          Mandatory Shares Shelf Registration.

Filing and Effectiveness. As set forth in Section 4 hereof, as soon as reasonably practicable after the later of (i) the completion of an IPO and (ii) the date that is 180 days after the Closing Date (or, if such 180th day is not a Business Day, the next succeeding Business Day), the Company agrees to file with the Commission a shelf Resale Registration Statement on Form N-2, or such other form under the Securities Act then available to the Company, providing for the resale of the Registrable Shares pursuant to Rule 415, from time to time, by the Shareholders (a “Shares Shelf Registration Statement”). Subject to Section 4 hereof, the Company shall use commercially reasonable efforts to cause such Shares Shelf Registration Statement to be declared effective by the Commission no later than six (6) months after an IPO and to cause the Registrable Shares to be listed on a National Securities Exchange concurrently with the effectiveness of the Shares Shelf Registration Statement. Any Shares Shelf Registration Statement shall provide for the resale, from time to time, of any and all Registrable Shares by the Shareholders pursuant to any method or combination of methods legally available and customarily used (including, without limitation, a block trade, an Underwritten Offering, a forward sale, an option, a short sale, a put, a call or other derivative transaction, a direct sale to purchasers or a sale through brokers or agents, which may include sales over the internet). Nothing in this Section 2 or elsewhere in this Agreement shall be construed to modify in any way any agreement (with the Company or with any underwriter) by any Shareholder not to sell Registrable Shares for any period of time, including pursuant to Section 7 hereof.

(b)          Mandatory Notes Shelf Registration.

Filing and Effectiveness. As set forth in Section 4 hereof, the Company agrees to file with the Commission within 180 days after the Closing Date (or if such 180th day is not a Business Day, the next succeeding Business Day) a shelf Resale Registration Statement on Form N-2, or such other form under the Securities Act then available to the Company, providing for the resale of the Registrable Notes pursuant to Rule 415, from time to time, by the Noteholders (a “Notes Shelf Registration Statement”). Subject to Section 4 hereof, the Company shall use commercially reasonable efforts to cause such Notes Shelf Registration Statement to be declared effective by the Commission as soon as practicable after the initial filing thereof (but in no event later than 270 days after the Closing Date (or if such 270th day is not a Business Day, the next succeeding Business Day)). Any Notes Shelf Registration Statement shall provide for the resale, from time to time, of any and all Registrable Notes by the Noteholders pursuant to any method or combination of methods legally available and customarily used (including, without limitation, a block trade, an Underwritten Offering, a forward sale, an option, a short sale, a put, a call or other derivative transaction, a direct sale to purchasers or a sale through brokers or agents, which may include sales over the internet). Nothing in this Section 2 or elsewhere in this Agreement shall be construed to modify in any way any agreement (with the Company or with any underwriter) by any Noteholder not to sell Registrable Notes for any period of time, including pursuant to Section 7 hereof

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(c)          Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of Holders of a majority of the Registrable Securities that are included in a Resale Registration Statement at such time or the consent of the lead managing underwriter in connection with any Underwritten Offering, and each Holder represents and agrees that, unless it obtains the prior consent of the Company and, in connection with any Underwritten Offering, the consent of the lead managing underwriter of such Underwritten Offering, it shall not make any offer relating to the Registrable Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company represents that any Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in the applicable Resale Registration Statement or the related Prospectus, and any Issuer Free Writing Prospectus, when taken together with the information in such Resale Registration Statement and the related Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)          Expenses. The Company shall pay all Registration Expenses pursuant to this Agreement; provided, however, that each Holder participating in a registration pursuant to this Section 2 shall bear such Holder’s proportionate share (based on the total number of Registrable Securities sold in such registration) of all discounts and commissions payable to underwriters or brokers and all transfer taxes and transfer fees, if any, in connection with the registration of the Registrable Securities pursuant to this Agreement.

(e)          JOBS ACT Submissions. For purposes of this Agreement, if the Company elects to confidentially submit a draft of the Shares Shelf Registration Statement or Notes Shelf Registration Statement with the Commission pursuant to the JOBS Act, the date on which the Company makes such confidential submission shall be deemed the initial filing date of such Shares Shelf Registration Statement or Notes Shelf Registration Statement.

3.	RULES 144 AND 144A REPORTING

With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the resale of the Registrable Securities to the public without registration, until such date as no Holder owns any Registrable Securities, the Company agrees to:

(a)           make and keep “current public information” available, as those terms are understood and defined in Rule 144, at all times after the date hereof;

(b)          file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

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(c)          if the Company is not required to file reports and other documents under the Securities Act or the Exchange Act, make available other information as required by, and so long as necessary to permit sales of Registrable Securities pursuant to, Rule 144 or Rule 144A, and in any event make available (either by e-mailing a copy thereof, by posting on the Company’s website or by press release) to each Holder (and each prospective holder of Registrable Securities, upon request) a copy of:

(i)           the Company’s annual consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in accordance with U.S. generally accepted accounting principles in the United States, accompanied by an audit report of the Company’s independent accountants, no later than ninety (90) days after the end of each fiscal year of the Company; and

(ii)          the Company’s unaudited quarterly consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in a manner consistent with the preparation of the Company’s annual financial statements, no later than forty-five (45) days after the end of each of the first three fiscal quarters of the Company;

(d)          hold, a reasonable time after the availability of such financial statements and upon reasonable notice to the Holders and KBW (either by mail, by posting on the Company’s website or by press release), a quarterly investor conference call to discuss such financial statements, which call will also include an opportunity for the Holders to ask questions of management with regard to such financial statements, and will also cooperate with, and make management reasonably available to, KBW personnel in connection with making Company information available to investors; and

(e)          furnish to the Holder promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), and (ii) a copy of the most recent annual and quarterly reports of the Company.

4.	REGISTRATION PROCEDURES

In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect or cause to be effected the registration of the Registrable Securities under the Securities Act to permit the sale of such Registrable Securities by the Holder or Holders in accordance with this Agreement and the Holder’s or Holders’ intended method or methods of distribution, and the Company shall:

(a)           (i) at least ten (10) Business Days prior to filing, provide notice of its intention to file a Resale Registration Statement to the relevant underwriters (each, a “Review Party”), (ii) at least five (5) Business Days prior to filing, provide a copy of the Resale Registration Statement to the Review Parties and Review Counsel for review and comment; (iii) as promptly as practicable, prepare and file with the Commission, as specified in this Agreement, a Resale Registration Statement(s), which Resale Registration Statement(s) shall (A) comply as to form in all material respects with the requirements of the Securities Act and the applicable form and include all financial statements required by the Commission to be filed therewith and (B) be reasonably acceptable to the Review Parties, their counsel and Review Counsel; (iv) at least three (3) Business Days prior to filing, provide a copy of any amendment or supplement to the Review Parties, their counsel and Review Counsel for review and comment; (v) promptly following receipt from the Commission, provide to the Review Parties, their counsel and Review Counsel copies of any comments made by the Staff of the Commission relating to such Resale Registration Statement and of the Company’s responses thereto for review and comment; and (vi) use its commercially reasonable efforts to cause such Resale Registration Statement to become effective as soon as practicable after filing and to remain effective, subject to Section 5 hereof, until the earlier of (A) such time as all Registrable Securities covered thereby have been sold in accordance with the method or methods of distribution of such Registrable Securities contemplated by the Resale Registration Statement; (B) there are no Registrable Securities outstanding; or (C) the first anniversary of the effective date of such Resale Registration Statement (subject to extension as provided in Section 5(c) hereof and the condition that the Registrable Securities have been transferred to an unrestricted CUSIP and are listed or included on a National Securities Exchange pursuant to Section 4(o) of this Agreement), and the counsel to the Company shall have delivered a legal opinion to the Review Parties in form and substance reasonably acceptable to the Review Parties, their counsel and Review Counsel that the Registrable Securities can be sold under Rule 144 without limitation as to manner of sale, volume or current public information; provided, further, that if the Company has an effective Shelf Registration Statement on Form N-2 (or other form then available to the Company) under the Securities Act and becomes eligible to use Form N-2 to make offerings as described in General Instruction I.B of Form S-3 or such other short-form registration statement form under the Securities Act, the Company may, upon thirty (30) Business Days prior written notice to all Holders, register any Registrable Securities registered but not yet distributed under the effective Shelf Registration Statement on such a short-form Shelf Registration Statement and, once the short-form Shelf Registration Statement is declared effective, de-register such shares under the previous Resale Registration Statement or transfer the filing fees from the previous Resale Registration Statement (such transfer pursuant to Rule 429, if applicable) unless any Holder registered under the initial Shelf Registration Statement notifies the Company within fifteen (15) Business Days of receipt of the Company notice that such a registration under a new Resale Registration Statement and de-registration of the initial Shelf Registration Statement would interfere with its distribution of Registrable Securities already in progress, in which case, the Company shall delay the effectiveness of the short-form Resale Registration Statement and termination of the then-effective initial Resale Registration Statement or any short-form Resale Registration Statement for a period of not less than thirty (30) days from the date that the Company receives the notice from such Holders requesting a delay;

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(b)          subject to Section 4(h) hereof, as promptly as practicable (i) prepare and file with the Commission such amendments and post-effective amendments to each such Resale Registration Statement as may be necessary to keep such Resale Registration Statement effective in accordance with SEC Guidance for the period described in Section 4(a) hereof; (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant SEC Guidance; and (iii) comply with SEC Guidance with respect to the disposition of all securities covered by each Resale Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

(c)          furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request (including, without limitation, copies of all correspondence with the Commission and any other governmental authority in connection with the Resale Registration Statement), in order to facilitate the public sale or other disposition of the Registrable Securities, and hereby does consent to the use of such Prospectus, including each preliminary Prospectus, by the Holders, if any, in connection with the offering and sale of the Registrable Securities covered by any such Prospectus, subject to Section 5 hereof;

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(d)          use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Securities by the time the applicable Resale Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such jurisdictions as the Review Parties or any Holder of Registrable Securities covered by a Resale Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Resale Registration Statement is required to be kept effective pursuant to Section 4(a) and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(d) and except as may be required by SEC Guidance, (ii) subject itself to taxation in any such jurisdiction or (iii) submit to the general service of process in any such jurisdiction;

(e)          (i) notify the Review Parties and each Holder promptly and, if requested by any Review Party or any Holder, confirm such advice in writing (A) when a Resale Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (B) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Resale Registration Statement or the initiation of any Proceeding for that purpose, (C) of any request by the Commission or any other federal, state or foreign governmental authority for (1) amendments or supplements to a Resale Registration Statement or related Prospectus or (2) additional information, and (D) of the happening of any event during the period a Resale Registration Statement is effective as a result of which such Resale Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made); and (ii) at the request of any such Holder, promptly to furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)           use its commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Resale Registration Statement or suspending the qualification of (or exemption from qualification of) any of the Registrable Securities for sale in any jurisdiction, as promptly as practicable;

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(g)          upon request, promptly furnish to each requesting Holder of Registrable Securities covered by a Resale Registration Statement, without charge, one conformed copy of such Resale Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested); provided, such conformed copy may be delivered electronically in pdf form;

(h)          except as provided in Section 5 hereof, upon the occurrence of any event contemplated by Section 4(e)(i)(D) hereof, use its commercially reasonable efforts promptly to prepare a supplement or post-effective amendment to a Resale Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i)           if requested by the Review Parties, or any Holders of Registrable Securities being sold in connection with such offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the representative of the underwriters, if any, or such Holders indicate relates to them or that they reasonably request be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(j)           in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish to each Holder of Registrable Securities covered by such Resale Registration Statement and the underwriters a signed counterpart, addressed to each such Holder and the underwriters, of (i) customary opinion and negative assurance letters of outside counsel for the Company, addressed to the underwriters, dated the date of each closing under the underwriting agreement, reasonably satisfactory to such Holder and the underwriters, and (ii) a “comfort” letter, addressed to the underwriters and the Board of Directors, dated the effective date of such Resale Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements included in such Resale Registration Statement, covering substantially the same matters with respect to such Resale Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as such Holder and the underwriters may reasonably request;

(k)          enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form and reasonably satisfactory to the Company) and take all other reasonable action in connection therewith in order to expedite or facilitate the distribution of the Registrable Securities included in such Resale Registration Statement and, in the case of an Underwritten Offering, make representations and warranties to the Holders covered by such Resale Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same to the extent customary if and when requested;

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(l)           make available for inspection by representatives of the Holders and the representative of any underwriters participating in any disposition pursuant to a Resale Registration Statement and any special counsel or accountants retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representatives, the representative of the underwriters, counsel thereto or accountants in connection with a Resale Registration Statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies such representatives, representative of the underwriters, counsel thereto or accountants are confidential shall not be disclosed by such representatives, representative of the underwriters, counsel thereto or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Resale Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public; provided, further, that the representatives of the Holders and any underwriters will use commercially reasonable efforts, to the extent practicable, to coordinate the foregoing inspection and information gathering and not materially disrupt the Company’s business operations;

(m)         use its commercially reasonable efforts (including, without limitation, seeking to cure any deficiencies cited by the exchange or market in the Company’s listing or inclusion application) to list or include all Registrable Shares on The New York Stock Exchange, Nasdaq Global Select Market or the Nasdaq Global Market, and to maintain such listing;

(n)          prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Registration Statement as required by Section 4(a) hereof, the Company shall register the Registrable Shares under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 4(a) hereof;

(o)          provide one or more CUSIP numbers for all Registrable Securities, not later than the effective date of the Resale Registration Statement;

(p)          (i) otherwise use its commercially reasonable efforts to comply with all applicable SEC Guidance, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements covering at least twelve (12) months (or the period beginning on the date of the Company’s inception, if shorter) beginning after the effective date of the Resale Registration Statement that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 (or any similar rule promulgated under the Securities Act) thereunder, but in no event later than forty-five (45) days after the end of each fiscal year of the Company, and (iii) not file any Resale Registration Statement or Prospectus or amendment or supplement to such Resale Registration Statement or Prospectus to which any Holder of Registrable Securities covered by any Resale Registration Statement shall have reasonably objected on the grounds that such Resale Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, each Holder having been furnished with a copy thereof at least two (2) Business Days prior to the filing thereof;

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(q)          provide and cause to be maintained a registrar and transfer agent for all Registrable Shares;

(r)           in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Resale Registration Statement) that will result in the securities being delivered no longer being Registrable Shares, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely, in the case of beneficial interests in Shares held through a depositary, transfer of such equivalent Registrable Shares with an unrestricted CUSIP, or in the case of certificated shares, preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any restrictive transfer legends (other than as required by the Company’s organizational documents) and to enable such Registrable Shares to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Holders may request at least three (3) Business Days prior to any sale of the Registrable Shares;

(s)          in connection with the initial filing of a Resale Registration Statement and each amendment thereto with the Commission pursuant to Section 2(a) hereof, prepare and, within one (1) Business Day of such filing with the Commission, file with FINRA all forms and information required or requested by FINRA that are customarily filed by issuers or required to be filed by issuers, and to cooperate with the Review Parties in connection with other required FINRA filings, in order to obtain written confirmation from FINRA that FINRA does not object to the fairness and reasonableness of the underwriting terms and arrangements (or any deemed underwriting terms and arrangements) relating to the resale of Registrable Securities pursuant to the Resale Registration Statement, including, without limitation, information provided to FINRA through its Public Offering System, and pay all costs, fees and expenses incident to FINRA’s review of the Resale Registration Statement and the related underwriting terms and arrangements, including, without limitation, all filing fees associated with any filings or submissions to FINRA and the legal expenses, filing fees and other disbursements of the Review Parties and any other FINRA member that is the Holder of, or is affiliated or associated with an owner of, Registrable Securities included in the Resale Registration Statement (including in connection with any initial or subsequent member filing);

(t)           in connection with the initial filing of a Resale Registration Statement and each amendment thereto with the Commission pursuant to Section 2(a) hereof, provide to the Review Parties and their representatives the opportunity to conduct due diligence, including, without limitation, an inquiry of the Company’s financial and other records, and make available members of its management for questions regarding information which the Review Parties may request in order to fulfill any due diligence obligation on its part;

(u)          upon effectiveness of the Shares Resale Registration Statement filed under this Agreement, take such actions and make such filings as are necessary to effect the registration of the Registrable Shares under the Exchange Act simultaneously with or immediately following the effectiveness of the Shares Resale Registration Statement;

(v)          in the case of an Underwritten Offering, use its commercially reasonable efforts to cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter,” if applicable) that is required to be retained in accordance with the rules and regulations of FINRA;

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(w)         use commercially reasonable efforts (i) to cause management of the Company to be made available for participation in reasonable and customary marketing efforts in connection with an Underwritten Offering, as requested by the lead managing underwriter, (ii) to permit the underwriters in an Underwritten Offering to perform a customary “due diligence” investigations in connection with the Underwritten Offering, including meetings with management of the Company that are reasonable and customary, and (iii) to cause the Company’s independent accountants to participate in customary due diligence sessions with the underwriters in an Underwritten Offering;

(x)          take all other steps reasonably necessary to effect the registration of the Registrable Securities and reasonably cooperate with the Holders to facilitate the disposition of such Registrable Securities;

(y)          shall issue, upon the written request of any Noteholders at least two Business Days prior to the sale of any Notes covered by the Notes Resale Registration Statement and only in connection with any valid sale of Notes by such Noteholder pursuant to such registration statement (and provided that such Noteholder delivers such certificates or opinions reasonably requested by the Company in connection with such sale), Notes having an aggregate principal amount equal to the aggregate principal amount of Notes surrendered to the Company by such Noteholder in exchange therefor or being sold by such Noteholder; such Notes to be registered in the name of such Noteholder or in the name of the purchaser(s) of such Notes, as the case may be, free of any restrictive legends, unless required by applicable law, and in such denominations as permitted by the Indenture; in return, the Notes held by such Noteholder shall be surrendered to the Company for cancellation; provided, that nothing herein shall require the Company to deliver certificated Notes to any beneficial holder of Notes, except as required by the Indenture;

(z)          subject to the Indenture, cooperate with the selling Noteholders, to facilitate the timely preparation and delivery of certificates or book-entry receipts, as applicable, representing Registrable Notes to be sold and not bearing any restrictive legends unless required by applicable law; and enable such Registrable Notes or such book-entry receipts, as applicable, to be in such denominations as permitted by the Indenture and registered in such names as the Noteholder may request in writing at least two Business Days prior to any sale of Registrable Notes made by such Noteholders provided, that nothing herein shall require the Company to deliver certificated Notes to any beneficial holder of Notes, except as required by the Indenture; and

(aa)        cause the Indenture to be qualified under the Trust Indenture Act as of, and not later than the effective date of the first Notes Resale Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Noteholders of Registrable Notes to effect such changes to the Indenture as may be required for such Indenture to remain so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

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The Company may require the Holders to furnish (and each Holder shall furnish) to the Company such information regarding the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing to comply with SEC Guidance or as shall be required to effect the registration of the Registrable Securities in accordance with SEC Guidance, and no Holder shall be entitled to be named as a selling stockholder in any Resale Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company. Any Holder that sells Registrable Securities pursuant to a Registration Statement or as a selling security holder pursuant to an Underwritten Offering shall be required to be named as a selling stockholder in the related Prospectus and to deliver a Prospectus to purchasers. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e)(i)(B), Section 4(e)(i)(C) or Section 4(e)(i)(D) hereof, such Holder will immediately discontinue disposition of Registrable Securities pursuant to a Resale Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus. If so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

5.	BLACK-OUT PERIOD

(a)          Subject to the provisions of this Section 5 and a good faith determination by the Company that it is in the best interests of the Company to suspend the use of the Resale Registration Statement, following the effectiveness of a Resale Registration Statement (and the filings with any international, federal or state securities commissions), the Company, by written notice to the Review Parties with respect to such Resale Registration Statement and the Holders, may direct the Holders to suspend sales of the Registrable Securities pursuant to a Resale Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event (x) on more than two occasions during any rolling 12-month period, (y) for more than an aggregate of ninety (90) days in any rolling twelve (12) month period or (z) for more than sixty (60) days in any rolling ninety (90) day period), if (i) the representative of the underwriters of an Underwritten Offering of primary shares by the Company has advised the Company that the sale of Registrable Securities pursuant to the Resale Registration Statement would have a material adverse effect on the Company’s primary Underwritten Offering, (ii) the Company shall have determined in good faith that (A) the offer or sale of any Registrable Securities would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, tender offer, business combination or other significant transaction involving the Company, (B) upon the advice of counsel, the sale of Registrable Securities pursuant to the Resale Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law or SEC Guidance, and (C) (1) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (2) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction or (3) renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Resale Registration Statement (or such filings) to become effective or to promptly amend or supplement the Resale Registration Statement on a post-effective basis, as applicable, or (iii) the Company shall have determined in good faith, upon the advice of counsel, that it is required by law, rule or regulation or that it is in the best interests of the Company to supplement the Resale Registration Statement or file a post-effective amendment to the Resale Registration Statement in order to incorporate information into the Resale Registration Statement for the purpose of (A) including in the Resale Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act, (B) reflecting in the Prospectus included in the Resale Registration Statement any facts or events arising after the effective date of the Resale Registration Statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represent a fundamental change in the information set forth therein or (C) including in the Prospectus included in the Resale Registration Statement any material information with respect to the plan of distribution not disclosed in the Resale Registration Statement or any material change to such information. Upon the occurrence of any such suspension, the Company shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective or to promptly amend or supplement the Resale Registration Statement on a post-effective basis or to take such other action or actions as necessary to make resumed use of the Resale Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Securities as soon as possible.

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(b)          In the case of an event that causes the Company to suspend the use of a Resale Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to the Holders and the Review Parties with respect to such Resale Registration Statement to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using commercially reasonable efforts and taking all reasonable steps to terminate suspension of the use of the Resale Registration Statement as promptly as possible. The Holders shall not effect any sales of the Registrable Securities pursuant to such Resale Registration Statement (or such filings) at any time after they have received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder shall deliver to the Company (at the expense of the Company) all copies of the Prospectus covering the Registrable Securities at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Resale Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders and the Review Parties with respect to such Resale Registration Statement in the manner described above promptly following the conclusion of any Suspension Event and its effect.

(c)          Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 5, the Company agrees that it shall extend the period of time during which the applicable Resale Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and shall provide copies of the supplemented or amended Prospectus necessary to resume sales.

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6.	INDEMNIFICATION AND CONTRIBUTION

(a)          The Company agrees to indemnify and hold harmless (i) each Holder of Registrable Securities and any underwriter (as determined in the Securities Act) for such Holder (including, if applicable, KBW), (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) any such Person described in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”) and (iii) the respective officers, directors, partners, members, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) above may hereinafter be referred to as a “Purchaser Indemnitee”), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, out-of-pocket expenses and other liabilities (the “Liabilities”), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any suit, action, litigation, Proceeding (including any governmental or regulatory investigation), claim or demand by any governmental agency or body, commenced or threatened (each, an “Action”), including the reasonable fees and expenses of counsel to any Purchaser Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with, (A) with respect to any Resale Registration Statement (or any amendment thereto), any untrue statement or alleged untrue statement of a material fact contained therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading or (B) with respect to any Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto), any preliminary Prospectus or any other document used to sell the Registrable Securities, any untrue statement or alleged untrue statement of a material fact contained therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company in writing by such Purchaser Indemnitee expressly for use therein. The Company shall notify each Purchaser Indemnitee promptly of the institution, threat or assertion of any Action of which it shall have become aware in connection with the matters addressed by this Agreement that involves the Company or a Purchaser Indemnitee. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

(b)          In connection with any Resale Registration Statement in which a Holder of Registrable Securities is participating, and as a condition to such participation, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, members, employees, representatives and agents of such Person or Controlling Person to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to Actions in respect of untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such Holder furnished to the Company in writing by such Holder expressly for use in such Resale Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus. The aggregate liability of any Holder pursuant to this paragraph and the contribution sections of this Section 6 shall in no event exceed the net proceeds received by such Holder from sales of Registrable Securities pursuant to such Resale Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus.

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(c)           If any Action shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) above, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 6, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice through the forfeiture of substantive rights or defenses), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such Action and shall pay the reasonable fees and expenses actually incurred by such counsel related to such Action. Notwithstanding the foregoing, in any such Action, any Indemnified Party shall have the right to retain its own counsel (including local counsel), but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party has failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not, in the sole judgment of the Indemnified Party, actively and vigorously pursue the defense of such action or (iv) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (A) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party or (B) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party). The Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Parties. Such separate firm and local counsel shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Securities sold by all such Indemnified Parties in the transaction subject to such Action. The Indemnifying Party shall not be liable for any settlement of any Action effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (i) includes an unconditional release of each Indemnified Party from all liability on claims that are the subject matter of such Action and (ii) does not include a statement as to or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

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(d)          If the indemnification provided for in paragraphs (a) and (b) of this Section 6 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party, on the one hand, and the Indemnifying Party(ies), on the other hand, in connection with the statements or omissions that resulted in such Liabilities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and any Purchaser Indemnitees, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)          The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d) above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to in Section 6(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which the net proceeds received by such Purchaser Indemnitee from sales of Registrable Securities exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 6, each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) a Purchaser Indemnitee shall have the same rights to contribution as such Purchaser Indemnitee, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any Action against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 6 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice through the forfeiture of substantive rights or defenses. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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(f)          The indemnity and contribution agreements contained in this Section 6 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The Purchaser Indemnitee’s obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Registrable Securities sold by each of the Purchaser Indemnitees hereunder and not joint.

7.	MARKET STAND-OFF AGREEMENTS

(a)          Each Holder owning Registrable Securities agrees that, in connection with an Underwritten Offering, except for sales in such Underwritten Offering, it will not effect any public sale or distribution (including sales pursuant to Rule 144 and pursuant to derivative transactions) of Common Stock or Notes in connection with an Underwritten Offering, during (A) the period commencing on the effective date of, and ending on the 60th day (180th day, in the case of an IPO) following, the effectiveness of the Resale Registration Statement covering such Registrable Securities in connection with such Underwritten Offering or (B) such shorter period as the underwriters with respect to such Underwritten Offering may require; provided that the duration of the restrictions described in this clause (i) shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the chief executive officer and the chief financial officer of the Company (or Persons in substantially equivalent positions) in connection with such Underwritten Offering.

(b)          In connection with an Underwritten Offering, except for sales in such Underwritten Offering, the Company agrees that it shall (and shall use commercially reasonable efforts to cause its executive officers and directors to agree that they shall):

(i)           not effect any public sale or distribution of Common Stock or securities convertible into or exercisable for Common Stock or Notes or securities convertible into or exercisable for Notes (except pursuant to registrations on Form S-8 or Form N-14 or any similar or successor form under the Securities Act) during (A) the period commencing on the seventh day prior to the expected time of circulation of a preliminary prospectus with respect to such Underwritten Offering (or, if no preliminary prospectus is circulated, the commencement of any marketing efforts with respect to such Underwritten Offering), and ending on the 60th day (180th day, in the case of an IPO) following the effectiveness of the Resale Registration Statement covering such Registrable Securities in connection with such Underwritten Offering or (B) such shorter period as the underwriters with respect to such Underwritten Offering may require; and

(ii)           to the extent requested by the underwriters participating in such Underwritten Offering, agree to include provisions in the relevant underwriting or other similar agreement giving effect to the restrictions described in clause (i) above, in form and substance reasonably acceptable to such underwriters.

(c)         The periods set forth in this Section 7 shall be extended to the extent necessary to comply with SEC Guidance, FINRA rules or other applicable laws, rules or regulations.

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(d)          the Holders shall be allowed any concession or proportionate release allowed to any officer or director that entered into agreements that are no less restrictive (with such proportion being determined by dividing the number of shares being released with respect to such officer or director by the total number of issued and outstanding shares held by such officer or director); provided, however, that nothing in this Section 7(d) shall be construed as a right to proportionate release for the executive officers and directors of the Company upon the expiration of the period applicable to all Holders other than the executive officers and directors of the Company.

(e)          In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities as subject to this Section 7 and to impose stop transfer instructions with respect to the Registrable Securities and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

8.	LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS

From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders beneficially owning not less than a majority of the then outstanding Registrable Securities enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (a) include such securities in any Resale Registration Statement filed pursuant to the terms hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of Registrable Securities of the Holders that is included or (b) have its securities registered on a registration statement that could be declared effective prior to, or within one hundred eighty (180) days of, the effective date of any registration statement filed pursuant to this Agreement.

9.	TERMINATION OF THE COMPANY’S OBLIGATION

The Company shall have no obligation pursuant to this Agreement with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to this Agreement if, (a) in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a single transaction without registration under the Securities Act pursuant to Rule 144, (b) the Company has become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for a period of at least ninety (90) days and is current in the filing of all such required reports and (c) such Registrable Securities have been listed for trading on a National Securities Exchange.

10.	MISCELLANEOUS

(a)          Company Charter. The Company hereby covenants and agrees to take all necessary action to ensure that the Company Charter and Bylaws contain all provisions necessary and sufficient to give effect to the provisions of this Agreement.

(b)          Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, KBW and each Holder, in addition to being entitled to exercise all rights provided herein (or, in the case of KBW, in the Purchase/Placement Agreement) or granted by law, including the rights granted in Section 2(d) hereof and recovery of damages, will be entitled to specific performance of its rights under this Agreement. Subject to Section 6, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

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(c)          Amendments and Waivers. Except as set forth otherwise herein, the provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without (i) the written consent of the Company and Holders beneficially owning not less than a majority of the then outstanding Registrable Securities or (ii) in the case of Section 2, the written consent of the Company and the Holders beneficially owning not less than a majority of the then outstanding Registrable Securities; provided, however, that any amendments, modifications or supplements to, or any waivers or consents to departures from, the provisions of Section 7 hereof that would have the effect of extending the sixty (60) or one hundred eighty (180) day periods referenced therein shall be approved by, and shall only be applicable to, those Holders who provide written consent to such extension to the Company. No amendment shall be deemed effective unless it applies uniformly to all Holders. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Resale Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the first and second sentences of this paragraph.

(d)         Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and delivered by facsimile (with receipt confirmed), e-mail, overnight courier, registered or certified mail, return receipt requested:

(i)           if to a Shareholder, at the most current address given by the transfer agent and registrar of the shares of Common Stock to the Company; and

(ii)           if to a Noteholder, at the most current address given by the trustee to the Company; and

(iii)          if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 3075 West Ray Road, Suite 525, Chandler, Arizona 85226, Attention: Steven Brown, with a copy to Eversheds Sutherland (US) LLP, 700 6th St NW, Suite 700, Washington, DC 20001, Attention: Cynthia M. Krus; and

(iv)         if to KBW, shall be sufficient in all respects if delivered or sent to Keefe, Bruyette & Woods, Inc., 787 7th Avenue, 5th Floor, New York, New York 10019, Attention: General Counsel (facsimile: 212-541-6668); with a copy to Dechert LLP, 100 Oliver St., Boston, MA 02110, Attention: Thomas J. Friedmann (facsimile: (617) 275-8389).

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(e)          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment or assumption, subsequent Holders. The Company agrees that the Holders shall be third party beneficiaries to the agreements made hereunder by the parties hereto, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

(f)           Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts (including by PDF attachment), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)          Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)          Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH HOLDER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE COURT IN THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO AND EACH HOLDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES AND EACH HOLDER WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT.

(i)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j)           Entire Agreement. This Agreement, together with the Purchase/Placement Agreement, is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

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(k)          Registrable Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company, its Affiliates, its subsidiaries or members of management of the Company and the Board of Directors shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(l)           Adjustment for Stock Splits, etc. Wherever in this Agreement there is a reference to a specific number of shares, then upon the occurrence of any subdivision, combination or stock dividend of such shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

(m)         Survival. This Agreement is intended to survive the consummation of the transactions contemplated by the Purchase/Placement Agreement. The indemnification and contribution obligations under Section 6 of this Agreement shall survive the termination of the Company’s obligations under Section 2 of this Agreement.

(n)         Attorneys’ Fees. In any action or Proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys’ fees in addition to any other available remedy.

(o)          Information. The Company shall use commercially reasonable efforts to ensure that a Holder may access information, that will be as current as reasonably practicable for the Company, regarding the number and type of such Registrable Securities held by, issuable to, and issued to such Holder (the “Information”). The Company shall ensure that any such Holder of such Registrable Securities will be capable of obtaining certification of Information pertaining to such Holder’s beneficial ownership of Registrable Securities upon written request by such Holder to the Company.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ISSUER:

TRINITY CAPITAL INC.

By:	Steven L. Brown
	Name:	Steven L. Brown
	Title:	Chairman and Chief Executive Officer

KEEFE, BRUYETTE & WOODS, INC.

By:	Allen G. Laufenberg
	Name:	Allen G. Laufenberg
	Title:	Managing Director